CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Equity Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 11 to Registration Statement No. 811-6033 of our report dated June 26, 1998, appearing in the Annual Report to Shareholders for the year ended May 31, 1998, and to the reference to us under the caption "Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
September 24, 1998